Exhibit 99.1

CONTACT:
Sara Grootwassink	6110 Executive Blvd., Suite 800
Executive Vice President and	Rockville, Maryland 20852
Chief Financial Officer	Tel 301-984-9400
Direct Dial: 301-255-0820	Fax 301-984-9610
E-Mail: sgrootwassink@writ.com	www.writ.com

February 19, 2009

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END OPERATING RESULTS FOR 2008

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter and year ending December 31, 2008:

•

Net income for the year ending December 31, 2008 was $0.67 per diluted share, compared to $1.34 per diluted share in 2007. Net income for the quarter ending December 31, 2008 was $0.14 per diluted share, compared to $0.18 per diluted share in the same period one year ago. Included in the 2008 full year net income per share was a $0.17 non-recurring charge for the extinguishment of $60 million of 10-year Mandatory Par Put Remarketed Securities (“MOPPRS”) and a $0.07 gain due to the repurchase of convertible debt. Additionally, 2008 full year net income per share declined $0.20 from 2007 due to higher gains from the sale of real estate in 2007.

•

Funds from Operations (FFO)(1) for the year ending December 31, 2008 was $2.12 per diluted share compared to $2.31 per diluted share the prior year. FFO for the quarter ending December 31, 2008 was $0.59 per diluted share, compared to $0.59 per diluted share in the same period one year ago. Included in the 2008 full-year FFO per share was a $0.17 non-recurring charge for the extinguishment of $60 million of 10-year Mandatory Par Put Remarketed Securities (“MOPPRS”) and a $0.07 gain due to the repurchase of convertible debt.

Operating Results

Core Net Operating Income (NOI)(2) for the year 2008 was $160.6 million compared to $161.8 million last year. Core rental rate growth was 1.9%.

Core NOI for the fourth quarter was $43.0 million compared to $45.8 million the same period one year ago. Core rental rate growth was 2.4%.

•

Office properties’ core NOI for the fourth quarter decreased 3.9% compared to the same period one year ago. Rental rate growth for the office sector was 2.3% while core economic occupancy decreased 190 basis points to 93.5%. Sequentially, core economic occupancy increased from 92.5% in the third quarter of 2008.

•

Retail properties’ core NOI for the fourth quarter decreased 17.3% compared to the same period one year ago due in a large part to write-offs associated with the bankruptcy of Circuit City. Rental rate growth was 3.5% while core economic occupancy decreased 130 basis points to 94.8%. Sequentially, core economic occupancy increased from 94.4% in the third quarter of 2008.

•

Industrial properties’ core NOI for the fourth quarter decreased 8.5% compared to the same period one year ago. Rental rate growth was 2.7% while core economic occupancy decreased 340 basis points to 92.3%. Sequentially, core economic occupancy declined from 92.9% in the third quarter of 2008.

•

Medical office properties’ core NOI for the fourth quarter decreased 1.8% compared to the same period one year ago. Rental rate growth was 2.0% while core economic occupancy decreased 210 basis points to 96.0%. Sequentially, core economic occupancy remained relatively flat compared to 95.8% in the third quarter of 2008.

Washington Real Estate Investment Trust

•

Multifamily properties’ core NOI for the fourth quarter increased 2.1% compared to the same period one year ago. Rental rate growth was 1.8% and core economic occupancy increased 200 basis points to 93.2%. Sequentially, core economic occupancy declined from 94.7% in the third quarter of 2008.

Overall core economic occupancy was 93.9% during the fourth quarter of 2008 compared to 95.4% the same period in the prior year. Sequentially, core economic occupancy increased from 93.6% in the third quarter of 2008.

Leasing Activity

During the fourth quarter, WRIT signed commercial leases for 307,000 square feet, with an average rental rate increase of 19.9% and tenant improvement costs of $15.33 per square foot. Residential rental rates increased 1.8% in the fourth quarter compared to the same period one year ago.

•	Rental rates for new and renewed office leases increased 15.9% to $29.65 per square foot, with $20.77 per square foot in tenant improvement costs.

•	Rental rates for new and renewed retail leases increased 14.4% to $30.98 per square foot, with $2.14 per square foot in tenant improvement costs.

•	Rental rates for new and renewed medical office leases increased 26.0% to $41.07 per square foot, with $27.56 per square foot in tenant improvement costs.

•	Rental rates for new and renewed industrial/flex leases increased 26.3% to $12.18 per square foot, with $3.37 per square foot in tenant improvement costs.

For the full year, WRIT signed commercial leases for 1,508,000 square feet, with an average rental rate increase of 19.4% and tenant improvement costs of $8.44 per square foot.

Acquisition Activity

On December 2, 2008, WRIT acquired 2445 M Street, NW, a 290,000 square foot Class A office building with a two-level parking garage in Washington, D.C. for $181.4 million. The property is 100% leased to two high-quality tenants under long-term leases. The Advisory Board Company occupies 180,000 square feet and Patton Boggs LLP occupies 110,000 square feet. WRIT expects to achieve a first-year, leveraged yield of 6.7% on a cash basis and 7.2% on a GAAP basis. At closing, WRIT assumed a $101.9 million loan with an interest rate of 5.619% per annum with the remaining balance funded with cash and borrowings from our lines of credit, which were subsequently paid down in part with proceeds from the sale of Sullyfield Center and The Earhart Building.

Capital Structure

On October 1, 2008, WRIT closed a $60.4 million offering of 1.725 million common shares at an offering price of $35.00 per share. WRIT used the proceeds from the offering to repay borrowings under its lines of credit and for general corporate purposes. In December 2008, WRIT repurchased $16,000,000 of its 3.875% convertible notes. WRIT repurchased the notes at a discount price of 75% of par for $12,000,000. In conjunction with the repurchase, WRIT reported a gain of approximately $3,493,000 in the fourth quarter of 2008.

On December 31, 2008, WRIT paid a quarterly dividend of $0.4325 per share for its 188th consecutive quarterly dividend at equal or increasing rates.

As of December 31, 2008 WRIT had a total capitalization of $2.9 billion.

Earnings Guidance

Management estimates that 2009 FFO per diluted share earnings should range from $1.95 - $2.15. This guidance takes into account approximately $0.10 per share interest expense adjustments related to the new convertible debt accounting rules and fair value accounting treatment for the loan on our 2445 M Street acquisition. Additionally, our guidance includes:

•	Increasing bad debt expense as a percentage of revenue earned in 2009 in anticipation of the potential future impact of continued deteriorating economic conditions in the real estate markets.

•	Taking a more conservative projection for vacancy by assuming lower retention and longer lease up of vacant or expiring space.

•	Assuming our overall cost of capital will rise throughout the year given rates on our lines of credit currently hover around 1%.

•	Increasing cap rate assumptions on approximately $50 - $70 million of planned dispositions and a nominal level of acquisition.

•	Accounting for the full year impact of the additional shares we issued last year.

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Friday, February 20, 2009 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054
Leader:	Sara Grootwassink

The instant replay of the Conference Call will be available until March 6, 2009 at 11:59 P.M. Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	308562

The live on-demand webcast of the Conference Call will also be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available at www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 93 properties consisting of 28 office properties, 22 industrial/flex properties, 17 medical office properties, 14 retail centers, 12 multifamily properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, the timing and pricing of lease transactions, level of competition, the effect of government regulation, the impact of newly adopted accounting principles, changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2007 Form 10-K and our third-quarter 2008 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. FFO is a non-GAAP measure.

(2)

Net Operating income (“NOI”) is calculated as real estate rental revenue less real estate expenses. For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. A core property is one that was owned for the entirety of the periods being evaluated. A non-core property is one that was acquired or placed into service during either of the periods being evaluated. NOI is a non-GAAP measure.

(3)

Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Economic Occupancy Levels by Core Properties (i) and All Properties

	Core Properties		All Properties
Sector	4th QTR 2008	4th QTR 2007	4th QTR 2008		4th QTR 2007
Residential	93.2%	91.2%	87.6	% (ii)	84.9%
Office	93.5%	95.4%	93.2%		95.5%
Medical Office	96.0%	98.1%	95.2%		98.1%
Retail	94.8%	96.1%	94.8%		96.1%
Industrial	92.3%	95.7%	92.5%		95.5%

Overall Portfolio	93.9%	95.4%	92.6%		94.3%

(i)	Core properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2008 and Q4 2007, core properties exclude:

Residential Acquisition: The Kenmore

Office Acquisition: 2445 M Street, 2000 M Street

Medical Office Acquisitions: Sterling Medical Office Building

Retail Acquisitions: none

Industrial Acquisition: 6100 Columbia Pike Drive

Also excluded from Core Properties in Q4 2008 and Q4 2007 are Sold Properties: Sullyfield Center and The Earhart Building; Held for Sale Property: Avondale; and In Development Properties: Bennett Park, Clayborne Apartments, Dulles Station, and 4661 Kenmore Ave.

(ii)

Residential occupancy for all properties reflects the completion of Bennett Park and Clayborne Apartments. At 12/31/08, 174 of 224 units were leased at Bennett Park and 47 of 74 units were leased at Clayborne Apartments.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2008	2007	2008	2007
Revenue
Real estate rental revenue	$73,085	$66,802	$282,312	$252,732

Expenses
Real estate expenses	25,471	20,897	94,573	78,414
Depreciation and amortization	23,630	18,826	86,429	69,136
General and administrative	3,350	3,675	12,321	15,099

	52,451	43,398	193,323	162,649

Real estate operating income	20,634	23,404	88,989	90,083
Other income/(expense):
Interest expense	(17,515)	(16,400)	(69,909)	(61,906)
Gain (loss) on extinguishment of debt	3,493	—	(4,956)	—
Other income	277	480	1,073	1,875
Gain from non-disposal activities	—	—	17	1,303

	(13,745)	(15,920)	(73,775)	(58,728)

Income from continuing operations	6,889	7,484	15,214	31,355

Discontinued operations:
Income from operations of properties held for sale	353	958	2,352	5,504
Gain on sale of real estate	—	—	15,275	25,022

Net Income	$7,242	$8,442	$32,841	$61,881

Income from continuing operations	$6,889	$7,484	$15,214	$31,355
Gain from non-disposal activities	—	—	(17)	(1,303)
Continuing operations real estate depreciation and amortization	23,630	18,826	86,429	69,136

Funds from continuing operations	$30,519	$26,310	$101,626	$99,188

Income from discontinued operations before gain on sale	353	958	2,352	5,504
Discontinued operations real estate depreciation and amortization	—	259	469	1,889

Funds from discontinued operations	353	1,217	2,821	7,393

Funds from Operations(1)	$30,872	$27,527	$104,447	$106,581

Tenant improvements	(2,759)	(5,026)	(11,350)	(16,587)
External and internal leasing commissions capitalized	(1,184)	(1,613)	(6,487)	(6,005)
Recurring capital improvements	(2,688)	(3,899)	(9,792)	(11,895)
Straight-line rents, net	(517)	(957)	(2,752)	(4,204)
Non-cash fair value interest expense	(827)	—	(827)	—
Non real estate depreciation & amortization of debt costs	988	1,011	3,971	3,572
Amortization of lease intangibles, net	(47)	(191)	(1,623)	(1,381)
Amortization and expensing of restricted share and unit compensation	417	850	2,538	4,088
Other	—	—	—	1,303

Funds Available for Distribution (3)	$24,255	$17,702	$78,125	$75,472

Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per Share Data		2008	2007	2008	2007
Income from continuing operations	(Basic)	$0.13	$0.16	$0.31	$0.68
	(Diluted)	$0.13	$0.16	$0.31	$0.68
Net income	(Basic)	$0.14	$0.18	$0.67	$1.35
	(Diluted)	$0.14	$0.18	$0.67	$1.34
Funds from continuing operations	(Basic)	$0.58	$0.56	$2.07	$2.16
	(Diluted)	$0.58	$0.56	$2.06	$2.15
Funds from operations	(Basic)	$0.59	$0.59	$2.13	$2.32
	(Diluted)	$0.59	$0.59	$2.12	$2.31

Dividends paid		$0.4325	$0.4225	$1.7200	$1.6800

Weighted average shares outstanding		52,358	46,604	49,138	45,911
Fully diluted weighted average shares outstanding		52,604	46,822	49,373	46,115

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2008	December 31, 2007
Assets
Land	$416,576	$325,490
Income producing property	1,868,500	1,621,679

	2,285,076	1,947,169
Accumulated depreciation and amortization	(401,539)	(327,759)

Net income producing property	1,883,537	1,619,410
Development in progress	23,630	98,321

Total real estate held for investment, net	1,907,167	1,717,731
Investment in real estate sold or held for sale	12,526	36,562
Cash and cash equivalents	11,874	21,485
Restricted cash	18,823	6,030
Rents and other receivables, net of allowance for doubtful accounts of $6,308 and $4,196	45,439	36,548
Prepaid expenses and other assets	115,401	78,394
Other assets related to property sold or held for sale	161	1,576

Total Assets	$2,111,391	$1,898,326

Liabilities
Notes payable	$902,900	$879,123
Mortgage notes payable	421,286	252,484
Lines of credit	67,000	192,500
Accounts payable and other liabilities	70,575	63,327
Advance rents	9,016	9,537
Tenant security deposits	10,298	10,419
Other liabilities related to property sold or held for sale	128	616

Total Liabilities	1,481,203	1,408,006

Minority interest	3,795	3,776

Shareholders’ Equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 52,434 and 46,682 shares issued and outstanding, respectively	526	468
Additional paid-in capital	756,341	561,492
Distributions in excess of net income	(128,139)	(75,416)
Accumulated other comprehensive income	(2,335)	—

Total Shareholders’ Equity	626,393	486,544

Total Liabilities and Shareholders’ Equity	$2,111,391	$1,898,326

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Three months ended December 31, 2008	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income	$4,766	$16,899	$7,307	$6,966	$7,075	$43,013
Add: Net operating income from non-core properties	1,388	2,921	32	—	260	4,601

Total net operating income	$6,154	$19,820	$7,339	$6,966	$7,335	$47,614

Add/(deduct):
Other income						277
Interest expense						(17,515)
Gain (loss) on extinguishment of debt						3,493
Depreciation and amortization expense						(23,630)
General and administrative expenses						(3,350)
Income from operations of properties held for sale						353

Net income						$7,242

Three months ended December 31, 2007	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income	$4,668	$17,577	$7,444	$8,420	$7,731	$45,840
Add: Net operating income (loss) from non-core properties	(112)	177	—	—	—	65

Total net operating income	$4,556	$17,754	$7,444	$8,420	$7,731	$45,905

Add/(deduct):
Other income						480
Interest expense						(16,400)
Depreciation and amortization expense						(18,826)
General and administrative expenses						(3,675)
Income from operations of properties held for sale						958

Net income						$8,442

Twelve months ended December 31, 2008	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income	$18,884	$62,150	$20,613	$31,341	$27,611	$160,599
Add: Net operating income from non-core properties	1,538	14,039	8,804	—	2,759	27,140

Total net operating income	$20,422	$76,189	$29,417	$31,341	$30,370	$187,739

Add/(deduct):
Other income						1,073
Gain from non-disposal activities						17
Interest expense						(69,909)
Gain (loss) on extinguishment of debt						(4,956)
Depreciation and amortization expense						(86,429)
General and administrative expenses						(12,321)
Income from operations of properties held for sale						2,352
Gain on sale of real estate						15,275

Net income						$32,841

Twelve months ended December 31, 2007	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income	$18,266	$62,229	$20,660	$32,591	$28,051	$161,797
Add: Net operating income (loss) from non-core properties	(364)	5,536	5,536	—	1,813	12,521

Total net operating income	$17,902	$67,765	$26,196	$32,591	$29,864	$174,318

Add/(deduct):
Other income						1,875
Gain from non-disposal activities						1,303
Interest expense						(61,906)
Depreciation and amortization expense						(69,136)
General and administrative expenses						(15,099)
Income from operations of properties held for sale						5,504
Gain on sale of real estate						25,022

Net income						$61,881